Exhibit 770
Kemper Aggressive Growth Fund
Form N-SAR for the period ended 9/30/98
File No. 811-07855
Kemper Aggressive Growth Fund

Offering Date: 10/28/97
Description of Security: Casella Waste Systems, Inc.
Total Amount of Underwriting: 4,000,000 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 6,000 Shares
Affiliate That Participated in Underwriting: Gruntal and
Co.
Amount Purchased 25% Limit*: 1.8%
Purchased From: Goldman, Sachs & Co.
Underwriting syndicates members: Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette Securities Corp., Oppenheimer
& Co., Inc., BT Alex. Brown Inc., PaineWebber Inc., Smith
Barney Inc., Wasserstein Perella Securities, Inc., Moors &
Cabot, Inc., Advest, Inc., Robert W. Baird & Co. Inc.,
First Analysis Securities Corp., GS2 Securities, Inc.,
Interstate/Johnson Lane Corp., Raymond James & Associates,
Inc., Tucker Anthony Inc., Van Kasper & Co.



Offering Date: 11/03/97
Description of Security: AMF Bowling, Inc.
Total Amount of Underwriting: 13,500,000 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 1,800 Shares
Affiliate That Participated in Underwriting: Gruntal and
Co.
Amount Purchased 25% Limit*: 0.1%
Purchased From: Goldman, Sachs & Co.
Underwriting syndicates members: Goldman, Sachs & Co.,
Morgan Stanley, Dean Witter, Discover and Co., Cowen &
Co., Schroder & Co. Inc., A.G. Edwards & Sons, Inc.,
Everen Securities, Inc., CIBC Oppenheimer Corp.,
PaineWebber Inc., Salomon Brothers Inc., Smith Barney
Inc., Wasserstein Perella Securities, Inc., Wheat First
Butcher Singer, Advest, Inc., Dain Bosworth Inc.,
Davenport & Company LLC, Interstate/Johnson Lane Corp.,
Jefferies & Company, Inc., Edward D. Jones & Co., McDonald
& Company Securities, Inc., Principal Financial
Securities, Inc., Raymond James & Associates, Inc., Roney
& Co., LLC, Scott & Stringfellow, Inc., Stephens Inc.,
Tucker Anthony Inc.


Offering Date: 11/19/97
Description of Security: Noble International, Ltd.
Total Amount of Underwriting: 3,300,000 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 3,800 Shares
Affiliate That Participated in Underwriting: Gruntal and
Co.
Amount Purchased 25% Limit*: 1.2%
Purchased From: BlueStone Capital Partners, L.P.
Underwriting syndicates members: BlueStone Capital
Partners, L.P., Rodman & Renshaw, Inc., Allen & Company
Inc., Arnhold and S. Bleichroeder, Inc., C.E. Unterberg,
Towbin, Cleary Gull Reiland & McDevitt Inc., Cowen & Co.,
Dain Bosworth Inc., Everen Securities, Inc., Fahnestock &
Co. Inc., Ferris, Baker Watts, Inc., Gabelli & Company,
Inc., Gerard Klauer Mattison & Co., Inc., Janney
Montgomery Scott Inc., Jefferies & Company, Inc.,
Ladenburg Thalmann & Co., Inc., Mesirow Financial, Inc.,
Needham & Company, Inc., Pacific Crest Securities, Inc.,
Sanders Morris Mundy, Scott & Stringfellow, Inc., Stifel,
Nicolaus & Company, Inc., Van Kasper & Company, Oscar
Gruss & Son Inc., Trautman Kramer & Company, Inc., Value
Investing Partners, Inc., Werbel-Roth Securities Inc.



Offering Date: 8/17/98
Description of Security: Entrust Technologies, Inc.
Total Amount of Underwriting: 6,213,334 Shares
Name of Fund: Kemper Aggressive Growth Fund
Amount Purchased: 2,200 Shares
Affiliate That Participated in Underwriting: Gruntal and
Co.
Amount Purchased 25% Limit*: 1.4%
Purchased From: Goldman, Sachs & Co.
Underwriting syndicates members: Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette Securities Corp.,
NationsBanc Montgomery Securities, Inc., Warburg Dillon
Read LLC, BancAmerica Robertson Stephens, Hambrecht &
Quist LLC, Merrill Lynch, Pierce, Fenner & Smith, Nesbitt
Burns Securities Inc., RBC Dominion Securities
Corporation, Scotia Capital Markets Inc., Dain Rauscher
Wessels, First Albany Corporation, Edward D. Jones & Co.,
SoundView Financial Group, Inc., Stephens Inc.



* The amount purchased may not be greater than 25% of the total principal amount of an issue. Percentage applies to all Funds purchasing shares.